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                                                                 EXHIBIT (a)(11)

                                      AIMCO
                             AIMCO Properties, L.P.
                    c/o River Oaks Partnership Services, Inc.
                                  P.O. Box 2065
                      S. Hackensack, New Jersey 07606-2065
                                 (888) 349-2005

                                October 23, 2002

                          EXTENSION OF EXPIRATION DATE
                              FOR OFFER TO PURCHASE
                                    UNITS OF
                      VMS NATIONAL RESIDENTIAL PORTFOLIO II


Dear Limited Partner:

                  We have extended the expiration date of our offer to acquire up to 120 limited partnership units in your partnership, VMS National Residential Portfolio II (a participant in VMS National Properties Joint Venture), in exchange for your choice of 64.50 partnership common units of AIMCO Properties, L.P., $3,000 in cash, or a combination thereof, to midnight, New York City time, on November 15, 2002. Our offer is subject to the terms and conditions set forth in our Prospectus, dated August 22, 2002, and the enclosed Letter of Transmittal.

                  If you desire to tender any of your units in response to our offer, you should complete and sign the enclosed Letter of Transmittal in accordance with the instructions set forth in the Letter of Transmittal. The signed Letter of Transmittal and any other required documents should be sent to the Information Agent, River Oaks Partnership Services, Inc., prior to the expiration of our offer. The addresses for the Information Agent are P.O. Box 2065, South Hackensack, New Jersey 07606-2065 (if sent by mail), and 111 Commerce Road, Carlstadt, New Jersey 07072 - Attention: Reorganization Department (if sent by overnight courier service or by hand). You may also fax documents to the Information Agent at 201-896-0910.

                  If you have already tendered your units in accordance with a prior Letter of Transmittal, you need not take any further action to continue to tender your units.

                  If you have any questions or require further information, please call the Information Agent, toll free, at (888) 349-2005.

                                      Very truly yours,

                                      AIMCO PROPERTIES, L.P.